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                                                                    Exhibit 10.6

                                  MEDAIRE, INC.
            AMENDED AND RESTATED 1998 KEY EMPLOYEE STOCK OPTION PLAN

     1. Purpose of Plan. The Purpose of this Plan is to advance the interest of MedAire, Inc., a Nevada corporation (hereinafter called the "Company"), and its shareholders by providing a means whereby employees of the Company may be given an opportunity to purchase shares of voting common stock (hereinafter called "Shares") of the Company under options and stock appreciation rights granted under the Plan, to the end that the company may retain present personnel upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, and may attract new personnel. Some of the options granted under the Plan shall be options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and are hereinafter sometimes called "incentive stock options".

     2. Shares Subject to the Plan. The aggregate number of Shares of the Company for which options may be granted under this Plan shall not exceed in the aggregate 15% of the issued Shares of the Company as of the Effective Date (as defined in Section 11 below) and if the number of issued Shares is increased after the Effective Date, the maximum number of Shares for which options may be granted under the Plan shall be increased by 15% of such increase; provided, however, (a) that the maximum number of Shares that may be issued pursuant to incentive stock options shall be 20 million Shares, and (b) no more than 20 million Shares may be subject to awards that are intended to be "performance-based compensation" as that term is used for purposes of Code
Section 162(m) granted to any one individual during any calendar-year period (regardless of when such Shares are deliverable). Such Shares shall be made available from authorized but unissued or reacquired Share of the Company. Notwithstanding any other provision of this Plan, for so long as the Company is admitted to the Official List of Australian Stock Exchange Limited (hereinafter called the "ASX"), if there is any reorganization of the Company's issued share capital the rights of the optionee will be changed to the extent necessary to comply with the applicable Listing Rules of the ASX (and any other rules of the ASX which are applicable to the Company) in force at the time of the reorganization. Any Share for which an option is granted hereunder that are released from such option for any reason other than the exercise of stock appreciation rights granted hereunder shall become available for other options to be granted under this Plan. The options will confer on their holders no rights to participate in new issues of Shares (or other securities of the Company) without first exercising the options.

     3. Administration of the Plan. This Plan shall be administered under the supervision of the Board of Directors. Subject to the express provisions of this Plan, the Board shall have conclusive authority to construe and interpret the Plan, any stock option agreement entered into thereunder, and any stock appreciation right granted thereunder and to establish, amend, and rescind rules and regulations for its administration.

     4. Granting of Options. The Board from time to time shall designate from among the employees of the Company and contractors that provide services and/or products to the Company, those individuals or entities to whom stock options to purchase Shares shall be granted under this Plan, the number of Shares which shall be subject to each option so granted, and the type of option granted. The Board shall direct an appropriate officer of the Corporation to execute and deliver option agreements to grantees reflecting the grant of options. All actions of the Board under this Paragraph shall be conclusive; provided, however, the aggregate fair market value (determined at the time the option is

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granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the Company and subsidiary corporations that provides for the granting of incentive stock options) shall not exceed $100,000. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422 of the Code, or any successor provision, to own Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the company or of a parent or subsidiary of the Company, shall have an option price that is at least 110 percent of the fair market value of the stock and shall not be exercisable after the expiration of 5 years from the date it is granted.

     5. Granting of Stock Appreciation Rights. The Board shall have the discretion to grant to optionees, concurrently with the grant of an option, stock appreciation rights in connection with stock options on such terms and conditions as it deems appropriate. The Board shall direct an appropriate officer of the Company to execute and deliver stock appreciation right grants to optionees reflecting the grant of stock appreciation rights. A stock appreciation right will allow an optionee to surrender an option or portion thereof and to receive payment from the Company in an amount equal to the excess of the aggregate fair market value of the optioned Shares that are surrendered over the aggregate option price of such Shares. Payment may be made in Shares, cash or a combination of Shares and cash, as provided in the grant. Shares as to which any option is so surrendered shall not be available for future options. The Board may select recipients to whom stock appreciation rights will be granted and determine the number of stock appreciation right to be granted to each such recipients.

     6. Option Period. No incentive stock option granted under this Plan may be exercised alter than ten years from the date of grant.

     7. Option Price. The option price shall be fixed by the Board and set forth in the Option Agreement, provided that the price in the case of incentive stock options shall not be less than the per share fair market value of the outstanding Shares of the Company on the date that the option is granted, as determined by the Board. The Board may fix such option price and authorize one or more officers of the Company to compute the price. The option price may be payable in cash, Company stock, or a combination thereof. The date on which the Board approves the granting of an option shall be deemed the date on which the option is granted.

     8. Option Agreement. The Option Agreement in which options rights are granted shall be in the applicable form (consistent with this Plan) from time to time approved by the Board and shall be signed on behalf of the Company by the Chairman of the Board, the President, or any Vice President of the Company other than the optionee who is a party thereto, and shall be dated as of the date of the granting of the option, as determined in Paragraph 7 hereof.

     9. Exercise of Stock Appreciation Rights. A stock appreciation right shall be exercisable at any time prior to its stated expiration date; but only to the extent the related stock option right may be exercised. No option or stock appreciation right shall be transferable by the optionee except by will or the laws of descent and distribution, and the options and stock appreciation rights may be exercised during the employee's lifetime only by him or his guardian or legal representative.

     10. Amendments and Termination of the Plan. The Company, by action of its Board of Directors, and subject to any applicable requirements of the ASX Listing Rules, reserves the right to

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amend, modify or terminate at any time this Plan, or, by action of the Board with the consent of the optionee, to amend, modify or terminate any outstanding option agreement or grant of stock appreciation rights, except that the Company may not, without further shareholder approval, increase the total number of Shares as to which options may be granted under the Plan (except increases attributable to the adjustments authorized in Paragraph 2 hereof). Moreover, no action may be taken by the Company (without the consent of the optionee) that will impair the validity of any option or stock appreciation right then outstanding or that will prevent the incentive stock options issued or to be issued under this Plan form being "incentive stock options" under Section 422 of the Code, or any successor provision.

     11. Effective Date of Plan. The Plan was effective upon adoption of the Plan by the Board of Directors of the Company on July 24, 1998. This amended and restated version of the Plan was adopted and approved by the directors and shareholders of the Company as of June 29, 2000 (the "Effective Date").

     12. Expiration of Plan. Options may be granted under this Plan at any time prior to 10 years from adoption by the Board of Directors, on which date the Plan shall expire but without affecting any options then outstanding.